Exhibit 99.1

400 Oser Ave Hauppauge, NY 11788	Contact: Chris Hughes 631-231-0333

TSR, Inc. Files Complaint Against Stockholder Group for Violations of Federal Securities Laws

Hauppauge, NY (December 26, 2018) -- TSR, Inc. (Nasdaq: TSRI), a provider of computer programming consulting services (“TSR” or the “Company”), announced that today it filed a complaint in the United Stated District Court, Southern District of New York, against Zeff Capital, L.P., Zeff Holding Company, LLC, Daniel Zeff, QAR Industries, Inc., Robert Fitzgerald, Fintech Consulting LLC d/b/a ApTask, and Tajuddin Haslani for violations of the disclosure and anti-fraud requirements of the federal securities laws under Sections 13(d) and 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”), and the related rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), for failing to disclose to the Company and its stockholders their formation of a group and the group’s intention to seize control of TSR. The complaint requests that the court, among other things, declare that the defendants have solicited proxies without filing timely, accurate and complete reports on Schedule 13D in violation of Section 13(d) of the Exchange Act, direct the defendants to file with the SEC complete and accurate disclosures, enjoin the defendants from voting any of their shares prior to such time as complete and accurate disclosures have been filed, and enjoin the defendants from further violations of the Exchange Act with respect to the securities of TSR.